UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 7, 2016

(Date of earliest event reported):

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 371-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	Innodata Inc. (the “Company”) held its Annual Meeting of Stockholders on June 7, 2016. At the Annual Meeting of Stockholders the Company’s Stockholders (1) elected all seven of the Company’s nominees for director; (2) approved the appointment of CohnReznick LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2016; (3) approved on an advisory basis the compensation of the Company’s named executive officers; (4) approved the Company’s Rights Agreement; and (5) approved the amendments to the Innodata Inc. 2013 Stock Plan.

(b)	The following matters set forth in the Company’s Proxy Statement dated April 18, 2016 were voted upon with the results indicated below:

Proposal #1- Election of Directors:

Name	For	Withheld	Broker Non-Votes
Jack S. Abuhoff	9,204,021	418,496	12,936,925
Haig S. Bagerdjian	8,319,312	1,303,205	12,936,925
Louise C. Forlenza	8,754,478	868,039	12,936,925
Stewart R. Massey	8,771,828	850,689	12,936,925
Michael J. Opat	9,321,672	300,845	12,936,925
Anthea C. Stratigos	8,990,486	632,031	12,936,925
Andargachew S. Zelleke	8,769,927	852,590	12,936,925

Proposal #2- Ratification of the selection and appointment of CohnReznick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016:

For	Against	Abstain
22,386,439	128,859	44,144

Proposal #3- Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
6,563,495	2,704,136	354,886	12,936,925

Proposal #4- Approval of the Company’s Rights Agreement:

For	Against	Abstain	Broker Non-Votes
6,474,833	2,834,734	312,950	12,936,925

Proposal #5- Approval of Amendments to the Innodata Inc. 2013 Stock Plan:

For	Against	Abstain	Broker Non-Votes
6,869,853	2,438,478	314,186	12,936,925

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: June 8, 2016	By:	/s/ Amy R. Agress

Amy R. Agress
Senior Vice President and General Counsel